Exhibit 5.1
March 18, 2024
Revelyst, Inc.
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Revelyst, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement filed on Form S-4 (Registration No. 333-276525) (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration and offering by the Company of up to 59,059,950 shares of common stock, par value $0.01 per share (the “Shares”), of the Company, to be issued pursuant to an Agreement and Plan of Merger, dated as of October 15, 2023 (the “Merger Agreement”), by and among Vista Outdoor Inc., a Delaware corporation (“Vista Outdoor”), the Company, CSG Elevate II Inc., a Delaware corporation (“Merger Sub Parent”), CGS Elevate III Inc., Delaware corporation and a wholly owned subsidiary of Merger Sub Parent (“Merger Sub”), and, solely for the purposes of specific provisions therein, CZECHOSLOVAK GROUP a.s., a joint stock company incorporated under the laws of the Czech Republic, which Merger Agreement is described in the Registration Statement and included as Annex A to the proxy statement/prospectus forming a part thereof.
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the form of the Amended and Restated Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement (the “Form Certificate of Incorporation”), (b) the form of the Amended and Restated Bylaws of the Company filed as an exhibit to the Registration Statement (the “Form Bylaws”), (c) the resolutions adopted by the Board of Directors of the Company on October 15, 2023, (d) various corporate records and proceedings relating to the organization of the Company and the issuance by the Company of the Shares, (e) the Registration Statement and (f) the Merger Agreement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.
In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have also assumed, with your consent, that the certificate of incorporation and bylaws of the Company that will be in effect immediately prior to the effective time of the merger of Merger Sub Parent with and into Vista Outdoor pursuant to the Merger Agreement will contain provisions identical to the provisions set forth in the Form Certificate of Incorporation and the Form Bylaws, respectively.
Based on the foregoing and subject to the qualifications set forth herein and subject to compliance with applicable state securities laws, we are of opinion that the Shares, upon issuance and delivery thereof to former holders of common stock of Vista Outdoor in the manner contemplated by the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.
We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.
We are aware that we are referred to under the heading “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. We hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Cravath, Swaine & Moore LLP

Revelyst, Inc.
P.O. Box 1411
Providence, Rhode Island 02901

O
2